UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
October 3, 2016
Date of report (Date of earliest event reported)

ROADRUNNER TRANSPORTATION SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-34734	20-2454942
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4900 S. PENNSYLVANIA AVE. CUDAHY, WISCONSIN		53110
(Address of Principal Executive Offices)		(Zip Code)
(414) 615-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, Mark T. Peterson, the former Executive Vice President - Sales of Roadrunner Transportation Systems, Inc. (the “Company”), left the Company effective August 31, 2016 (the “Effective Date”). On October 3, 2016, the Company and Mr. Peterson entered into a Separation Agreement and Release (the “Separation Agreement”). The Separation Agreement provides that, if Mr. Peterson does not revoke his acceptance of the Separation Agreement within the applicable seven-day revocation period, (a) Mr. Peterson will receive his base salary for a period of twenty-six (26) weeks, (b) all of Mr. Peterson’s outstanding and unvested time-based restricted stock units will vest, and (c) Mr. Peterson will receive a payment equal to $11,217.66 to be used by Mr. Peterson to obtain health insurance coverage or for any other purpose chosen by Mr. Peterson. The Separation Agreement contains a release and certain restrictive covenants that are binding upon Mr. Peterson.
The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants and agreements contained in the Separation Agreement, and is subject to and qualified in its entirety by reference to the complete text of the Separation Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-K for the fiscal year ending December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

Date: October 7, 2016	By:	/s/ Peter R. Armbruster
Peter R. Armbruster
Chief Financial Officer